Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Board of Directors
PeopleSupport, Inc.
Los Angeles, California
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-120150 and 333-115328) of PeopleSupport, Inc. of our reports dated March 2, 2006, relating to the consolidated financial statements and to the financial statement schedule, which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Los Angeles, California
March 16, 2006